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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GENCO SHIPPING & TRADING LIMITED
(Exact name of Issuer as specified in its charter)

The Republic of the Marshall Islands (State of incorporation or organization)	n/a (IRS Employer Identification No.)

35 West 56th Street New York, New York (Address of principal executive offices)	10019 (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

        Securities Act registration statement file number to which this form relates: No. 333-124718

Securities to be registered pursuant to Section 12(b) of the Act:

None
(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class To be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 Preferred Stock Purchase Rights	The Nasdaq National Market The Nasdaq National Market

Item 1.    Description of Registrants Securities to be Registered

        The information required by this item is contained under the heading "Description of Capital Stock" in the registration statement to which this Form 8-A relates (File No. 333-124718). This information contained under the heading "Description of Capital Stock" is incorporated herein by reference.

Item 2.    Exhibits

Exhibit	Description
3.1
Amended and Restated Articles of Incorporation of the Company, which are hereby incorporated by reference to Exhibit 3.1 of the Company's Amended Registration Statement on Form S-1 (Registration No. 333-124718), including exhibits thereto, which was initially filed with the Securities and Exchange Commission on May 6, 2005.
3.2
Amended and Restated Bylaws of the Company, which are hereby incorporated by reference to Exhibit 3.2 of the Company's Amended Registration Statement on Form S-1 (Registration No. 333-124718), including exhibits thereto, which was initially filed with the Securities and Exchange Commission on May 6, 2005.
4.1
Form of Share Certificate of the Company, which is hereby incorporated by reference to Exhibit 4.1 of the Company's Amended Registration Statement on Form S-1 (Registration No. 333-124718), including exhibits thereto, which was initially filed with the Securities and Exchange Commission on May 6, 2005.
4.2
Form of Shareholders' Rights Agreement, which is hereby incorporated by reference to Exhibit 4.2 of the Company's Amended Registration Statement on Form S-1 (Registration No. 333-124718), including exhibits thereto, which was initially filed with the Securities and Exchange Commission on May 6, 2005.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 18, 2005	GENCO SHIPPING & TRADING LIMITED
	By:	/s/ ROBERT GERALD BUCHANAN Name: Robert Gerald Buchanan Title: President

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  Item 1. Description of Registrants Securities to be Registered
  Item 2. Exhibits
SIGNATURE